UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CALYXT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CALYXT, INC.

600 County Road D West, Suite 8

New Brighton, MN 55112

Notice of 2018 Annual Meeting of Stockholders

to be held on May 24, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders, or the Annual Meeting, of Calyxt, Inc., or the Company, to be held at our offices at 600 County Road D West, Suite 8, New Brighton, MN 55112, on Thursday, May 24, 2018 at 10:00 a.m. Central Time for the following purposes:

1.	To elect five directors to our Board of Directors, all of whom are currently serving on our Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the expected appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, subject to approval by the shareholders of Cellectis S.A. (“Cellectis”) at the Cellectis annual general meeting of the appointment by Cellectis of Ernst & Young LLP as independent registered accounting firm for Cellectis and its subsidiaries; and

3.	To act on such other business and matters or proposals as may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. All of the Company’s stockholders are invited to attend the Annual Meeting in person. The record date for the Annual Meeting is April 4, 2018 . Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Your vote as a stockholder of the Company is very important. Each share of stock that you own represents one vote.

By Order of the Board of Directors, FEDERICO A. TRIPODI

Federico A. Tripodi Chief Executive Officer New Brighton, Minnesota April 19, 2018

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope or by voting over the internet at www.investorvote.com/CLXT or by telephone at 1-800-652-8683 (toll free). Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

CALYXT, INC.

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT PROXY MATERIALS AND VOTING

The Calyxt, Inc. Board of Directors, or the Board of Directors, is providing you with these proxy materials because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting, and the Board of Directors requests that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply vote your shares by proxy by completing, signing and returning the enclosed proxy card. The Proxy Statement includes information that the Company is required to provide to you pursuant to rules adopted by the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares.

This Proxy Statement is first being mailed on April 19, 2018, or the Mailing Date, to stockholders of record entitled to vote at the Annual Meeting.

In this Proxy Statement, the terms “Calyxt,” the “Company,” “we,” “us,” and “our” refer to Calyxt, Inc. and the term “Cellectis” refers to Cellectis S.A. The mailing address of the principal executive offices is Calyxt, Inc., 600 County Road D West, Suite 8, New Brighton, MN 55112.

Proxy materials are available online at: http://www.calyxt.com/general-meetings/

INFORMATION ABOUT THE ANNUAL MEETING

The Annual Meeting will be held on May 24, 2018 at 10:00 a.m. Central Time at our offices at 600 County Road D West, Suite 8, New Brighton, MN 55112. Information on how to vote in person at the Annual Meeting is discussed below.

Record Date

Only stockholders of record at the close of business on April 4, 2018, or the record date, will be entitled to vote at the Annual Meeting. On this record date, there were 27,954,781 shares of common stock outstanding and entitled to vote. Holders of each share of common stock are entitled to one vote for each share held as of the record date.

Stockholder of Record: Shares Registered in Your Name

If on April 4, 2018 your shares were registered directly in your name with the Company’s transfer agent, ComputerShare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, the Company urges you to fill out and return the enclosed proxy card or vote by proxy over the internet or by telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 4, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Recommendations of the Board of Directors on Each of the Proposals

There are two matters scheduled for a vote:

Proposal No. 1 – Election of Directors.

The Board of Directors recommends that you vote FOR the election of each of the Board of Directors’ five nominees named in this Proxy Statement.

Proposal No. 2 – Ratification of Expected Appointment of Independent Registered Public Accounting Firm.

The Board of Directors recommends that you vote FOR the ratification of the expected appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, subject to approval by the shareholders of Cellectis at the Cellectis annual general meeting of the appointment by Cellectis of Ernst & Young LLP as independent registered accounting firm for Cellectis and its subsidiaries.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Voting Instructions; Voting of Proxies

You may either vote “For” each of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With respect to the expected ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or you may abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy by using the proxy card enclosed with the mailed proxy materials, vote over the internet or vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	You can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 23, 2018.

•	To vote in person, come to the Annual Meeting and the Company will give you a ballot when you arrive.

•	To vote online prior to the Annual Meeting, go to www.investorvote.com/CLXT and follow the steps outlined on the secure website. Your vote must be received by 1:00 a.m., Central Time on May 24, 2018 to be counted.

•	To vote by telephone within the United States of America, U.S. territories and Canada, call 1-800-652-VOTE(8683) (toll free) on a touch tone telephone and follow the instructions provided by the recorded message. Your vote must be received by 1:00 a.m., Central Time on May 24, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Number of Votes per Share of Common Stock

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 4, 2018.

Consequences of Not Voting

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

A broker non-vote occurs when shares held in the name of a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our Annual Meeting, Proposal No. 1 is considered a non-routine matter under applicable rules and Proposal No. 2 is considered a routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1. Your broker will not have discretion to vote on Proposal No. 1 absent direction from you. Proposal No. 2 (the ratification of the expected appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018) is considered routine under applicable rules. As a result, a broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

Our Amended and Restated Bylaws, or Bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. As a result, broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of Proposal No. 1, because it is a non-routine matter.

Returning Blank Proxy Card

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of each of the nominees for director, and “For” the ratification of the expected selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Expenses of Soliciting Proxies

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Receiving More than One Proxy

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Revocation of Proxies

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the internet or by telephone.

•	You may send a timely written notice that you are revoking your proxy to Calyxt’s Chief Financial Officer at 600 County Road D West, Suite 8, New Brighton, MN 55112.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Procedure for Submitting Stockholders Proposals

For nominations of individuals for election to our Board of Directors, or other business to be properly brought before next year’s annual meeting of stockholders by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary of the Company and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely for our 2019 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not later than February 23, 2019 nor earlier than January 24, 2019; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to the first anniversary of the Company’s 2018 Annual Meeting or delayed more than 30 days after such anniversary date then to be timely such notice must be received by the Company no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Company.

Your notice to the Secretary of the Company must set forth information specified in our Bylaws. For more information, and for more detailed requirements, please refer to our Bylaws, filed as Exhibit 3.2 to our Annual Report on Form 10-K, filed with the SEC on March 14, 2018.

Counting Votes

Votes will be counted by the inspector of election appointed for the Annual Meeting. For Proposal No. 1, the inspector of election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal No. 2, the inspector of election will separately count “For” and “Against” votes and abstentions and broker non-votes, if any. For Proposal No. 1, broker non-votes will have no effect and will not be counted toward the vote total for any director nominee. Proposal No. 2 is considered routine under applicable rules and, as a result, a broker or other nominee may generally vote on Proposal No. 2 and no broker non-votes are expected.

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine” (such as Proposal No. 1), the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Required Votes

Pursuant to our Bylaws:

•	nominees for election to our Board of Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five nominees receiving the highest number of affirmative “For” votes will be elected. Only votes “For” will affect the outcome.

•	the expected appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending December 31, 2018 will be ratified by a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding common shares of the Company entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. On the record date, there were 27,954,781 shares outstanding and entitled to vote. Thus, the holders of 13,977,391 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If, however, a quorum is not present at the Annual Meeting, either the Chairman of the Annual Meeting or a majority of the holders of common stock present in person or represented by proxy will adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present. At such adjourned meeting at which a quorum is present any business may be transacted which would have been transacted at the original Annual Meeting.

Results of Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2022; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, our Board of Directors shall consist of not less than five nor more than 11 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by a majority of the Board of Directors. Our Board of Directors has adopted a resolution fixing the number of directors at five members. Until the first date on which Cellectis and its affiliates no longer beneficially own more than 50% of the outstanding shares of our Common Stock, all of the directors will be elected to our Board of Directors annually at the annual meeting of stockholders.

Directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five nominees receiving the highest number of affirmative “For” votes will be elected. If elected, each of these individuals will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

There will be no cumulative voting in the election of directors.

Unless otherwise provided by law, any vacancy on the Board of Directors, including a vacancy created by an increase in the authorized number of directors, may be filled solely by a majority of the directors then in office or by the sole remaining director.

There are no family relationships between any of our directors, nominees or executive officers.

Nominees for Election for a One-Year Term Expiring at the 2019 Annual Meeting of Stockholders

The individuals listed below, all of whom are currently serving on our Board of Directors, are nominated for election this year. In addition to the names of the nominees and their ages provided in the table below, additional biographical information for each nominee follows the table.

Pursuant to a Stockholders Agreement dated July 25, 2017 with Cellectis, Cellectis has a right to designate as nominee to the Board of Directors the greater of three members of the Board of Directors or a majority of the directors on the Board of Directors, and to designate the chairman of the Board of Directors and one member to each committee of the Board of Directors. Cellectis has designated Dr. Choulika and Messrs. Godard and Arthaud as its nominees and Dr. Choulika as its designee to be the chairman of the Board of Directors and subject to applicable law, a member of each committee of the Board of Directors.

Name	Age	Position
André Choulika, Ph.D.	53	Chairman and Director
Philippe Dumont	66	Director
Alain Godard	72	Director
Anna Ewa Kozicz-Stankiewicz	43	Director
Laurent Arthaud	55	Director

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

André Choulika, Ph.D., has served as Chairman of our Board of Directors since August 2010. Dr. Choulika is one of the founders of Cellectis, and has served as Chief Executive Officer of Cellectis since the company’s inception in 1999. He has served as the Chairman of the Board of Directors of Cellectis since 2011. Since December 2014, Dr. Choulika has served as Chief Executive Officer of Cellectis, Inc. From 1997 to 1999, Dr. Choulika worked as a post-doctoral fellow in the Division of Molecular Medicine at Boston Children’s Hospital, where he was one of the inventors of nuclease-based genome editing technologies and a pioneer in the analysis and use of meganucleases to modify complex genomes. After receiving his Ph.D. in molecular virology from the University of Paris VI (Pierre et Marie Curie), he completed a research fellowship in the Harvard Medical School Department of Genetics. His management training is from HEC (Challenge +). Based on Dr. Choulika’s deep knowledge of our company and scientific experience, we believe Dr. Choulika has the appropriate set of skills to serve as a member of our Board of Directors.

Philippe Dumont has served as a member of our Board of Directors since July 2017. Mr. Dumont retired in December 2012 from Bayer CropScience, where he was employed since May 2002. At Bayer he held the position of Head of Technology Management, Seeds, and was responsible for supervising globally the Regulatory Affairs and Regulatory Science functions, Stewardship, Public and Governmental Affairs and Communication impacting GMOs and seeds. Until 2006 Mr. Dumont also supervised the Legal and Intellectual Property functions in the seed business. Mr. Dumont also held the same responsibilities at Aventis Crop Science from December 1998 until April 2002. From 1987 to 1998, Mr. Dumont was General Counsel of Rhône-Poulenc Agrochimie. Prior to moving to France in 1987, Philippe held positions as an associate at Cravath Swaine & Moore (1975-1981), international legal counsel at Gulf Oil Corporation (1981-1983) and as solo practitioner in Washington D.C. from 1983-1986. Philippe is retired from the New York and District of Columbia Bars and is a graduate of the Georgetown University Law Center (JD 1975) and Columbia University (BA, magna cum laude 1972). Since June 2013 he has been serving as a director of Association Française des Biotechnologies Végétales, responsible for international relations, where he tries to promote public and governmental understanding of new breeding techniques and related regulatory issues. Based on his leadership and regulatory experience in the plant biotechnology industry, we believe Mr. Dumont has the appropriate set of skills to serve as a member of our Board of Directors.

Alain Godard has served as a member of our Board of Directors since July 2017 and is a member of Cellectis’ board of directors since 2007. He is a graduate of the Ecole Nationale Supérieure Agronomique de Toulouse and began his agronomy career in 1967 in Africa as a researcher at the Institut de Recherche pour les Huiles et Oléagineux. He joined in 1975 the French chemical group Rhône-Poulenc where he held various management positions in France and abroad before becoming CEO of the agrochemical subsidiary in 1991. In 1999 he was directly involved in the merger of Rhône-Poulenc and Hoechst to create Aventis and was appointed CEO of the Aventis CropScience subsidiary with a significant involvement in seeds and agricultural biotechnology. He left Aventis in 2002 to create a consulting company, SARL Godard & Co., specialized in agriculture and biotechnology, where he has served as Chief Executive Officer since 2009. Until 2016, Mr. Godard also served on the board of directors of Fermentalg S.A. We believe Mr. Godard’s leadership and management expertise in the plant biotechnology field qualifies him to serve as a member of our Board of Directors.

Anna Ewa Kozicz-Stankiewicz has served as a member of our Board of Directors since July 2017. Mrs. Kozicz-Stankiewicz received a BA in Math and Economics from Columbia College and her MBA from Columbia Business School. She started her career in 1996 at Credit Suisse First Boston in its Financial Institutions Group before moving to Goldman Sachs in 2000 where she held multiple positions, including Managing Director, and spent most of her time in the Principal Strategies Group with a focus on the global agricultural sector. She moved to Caxton Associates in 2009 to work as an equity Portfolio Manager before moving to BlackRock in 2012 where she worked as Head of US Strategy and Corporate Development as well as a private assets Portfolio Manager. During her time at BlackRock, she served as a director on the board of a New York-based federal credit union (PSFCU). She left BlackRock in 2017 to start a new investment platform, Anthelion Capital, focused on sustainability in agriculture, energy and transportation services. We believe Mrs. Kozicz-Stankiewicz’s extensive investment experience in the agriculture industry qualifies her to serve as a member on our Board of Directors.

Laurent Arthaud has served as a member of our Board of Directors since July 2017 and has served as a member of Cellectis’ board of directors since 2011. Mr. Arthaud has been the Managing Director of Life Sciences and Ecotechnologies for Bpifrance Investissement (formerly CDC Enterprises, a subsidiary of Caisse des Dépôts) since 2012. He currently serves on the boards of directors of Kurma Life Sciences Partners, TxCell, Adocia and

Sparinvision. From 2006 to 2016, he served on the board of directors of Emertee Gestion. From 2006 to 2012, Mr. Arthaud held the position of Deputy CEO at CDC Entreprises. Since 2009 Mr. Arthaud has also directed InnoBio, an investment fund managed by Bpifrance Investissement as part of the FSI France Investissement program. From 1999 to 2004, he served as Vice President of Aventis Capital, an investment subsidiary of the pharmaceuticals group Aventis, and as President of Pharmavent Partners from 2004 to 2006. Mr. Arthaud is a graduate of the École Polytechnique and the École Nationale de Statistique et d’Administration Économique. We believe Mr. Arthaud’s extensive investment experience in the biotechnology industry qualifies him to serve as a member on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Controlled Company Exemption

Cellectis controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the NASDAQ corporate governance standards. Under the NASDAQ rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance standards, including the requirements that:

•	a majority of the Board of Directors consist of independent directors;

•	we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Board of Directors and Leadership Structure

The Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of five members, two of whom are independent under NASDAQ listing standards.

Prior to our initial public offering, the Board of Directors was comprised of a sole director (the “Pre-IPO Board”). In connection with our initial public offering, our incumbent Board of Directors was constituted in July 2017. During the fiscal year ended December 31, 2017, the Pre-IPO Board acted by written consent on five occasions, and following the initial public offering, the Board of Directors held four meetings. Each of our incumbent directors attended more than seventy-five percent of the meetings of the Board of Directors and of the committees on which the director served that were held during the last fiscal year. Members of the Board of Directors are expected to regularly attend all meetings of the Board and committees on which they serve. The non-management directors meet in conjunction with regular meetings of the Board of Directors outside of the presence of management in executive session and the independent members of our Board of Directors also meet in executive sessions.

Members of the Board of Directors are invited to attend each annual meeting of stockholders.

Corporate Governance

Our Corporate Governance Guidelines provide the Board of Directors flexibility in determining its leadership structure. The Board of Directors currently separates the role of Chairman and Chief Executive Officer, with Mr. Tripodi serving as Chief Executive Officer and Dr. Choulika serving as Chairman. The Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. The Board of Directors may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chairman of the Board and/or the Chief Executive Officer.

Director Independence

The rules of NASDAQ generally require that a majority of the members of a listed company’s Board of Directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, a consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

The “controlled company” exemption does not modify the independence requirements for the audit committee. However, certain exemptions are available to us under the rules of NASDAQ and Rule 10A-3 that allow companies a phase-in period for complying with audit committee independence requirements after an initial public offering. Under these exemptions, all members of our audit committee must satisfy the applicable independence requirements within one year of listing. We have availed ourselves of this phase-in period and expect to comply with all applicable requirements within the required time periods.

Our Board of Directors has undertaken a review of the independence of our directors and has considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on this determination, the Board of Directors determined that each of Mr. Dumont and Mrs. Kozicz-Stankiewicz are independent. Because of their status as directors and, in the case of Dr. Choulika, as an officer, of Cellectis, the Board of Directors determined that Messrs. Arthaud, Choulika and Godard are not independent under the independence standards of NASDAQ and Rule 10A-3.

In making such independence determinations, our Board of Directors considered the relationships that each of the directors has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each director.

There are no family relationships among any of our directors or executive officers.

Role of the Board in Risk Oversight

The Board of Directors is actively involved in the oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but administers this oversight function directly through the Board of Directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board of Directors is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board of Directors, or the appropriate committee, receives reports on risks facing our Company from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. We believe that our Board of Directors’ leadership structure is consistent with and supports the effective administration of the Board of Directors’ risk oversight function.

Board Committees

The standing committees of our Board of Directors are described below.

Audit Committee

The Audit Committee is composed of Mr. Dumont (Chairman), Mrs. Kozicz-Stankiewicz and Dr. Choulika. Our Board of Directors has determined that Mr. Dumont and Mrs. Kozicz-Stankiewicz are independent under the applicable standards of the NASDAQ and the Exchange Act. Dr. Choulika serves as the Chairman of the board of directors and Chief Executive Officer of Cellectis and, as an affiliate of Calyxt, Inc., is not independent under applicable standards of the NASDAQ and the Exchange Act. We are relying on exemptions available to us under the rules of NASDAQ and Rule 10A-3 that allow companies a phase-in period for complying with audit committee independence requirements after an initial public offering. We expect that, in accordance with such exemptions, the Audit Committee will comply with the applicable independence standards of the NASDAQ and the Exchange Act and will have a fully independent Audit Committee within one year of our listing on the NASDAQ Global Market. The Board of Directors does not believe that relying on this exemption will have a materially adverse impact on the Audit Committee’s ability to perform its duties or fulfill its obligations to the Company and its stockholders.

Each of Mr. Dumont, Mrs. Kozicz-Stankiewicz and Dr. Choulika qualifies as an “audit committee financial expert” as such term is defined in the regulations under the Exchange Act and meets the requirements for financial literacy and financial sophistication required under applicable rules and regulations.

The Audit Committee is responsible for, among other things, the oversight of the integrity of our financial statements and system of internal controls, the qualifications and independence of our independent registered accounting firm and the performance of our internal auditor and independent auditor. The Audit Committee also has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. In addition, the Audit Committee will review reports from management, legal counsel and third parties relating to the status of compliance with laws, regulations and internal procedures. The Audit Committee is also responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. Following our initial public offering, the Audit Committee held three meetings during the last fiscal year.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Dr. Choulika (Chairman), Mr. Dumont and Mr. Godard. The Nominating and Corporate Governance Committee is responsible for, among other things, matters of corporate governance and matters relating to the practices, policies and procedures of our Board of Directors, identifying and recommending candidates for election to our Board of Directors and each committee of our Board of Directors, and reviewing, at least annually, our corporate governance principles. The Nominating and Corporate Governance Committee also advises on and recommends director compensation, which is approved by the full Board of Directors. As a “controlled company,” we are not required to have a corporate governance committee comprised entirely of independent directors.

The policy of our Nominating and Corporate Governance Committee is to identify director candidates, including nominees submitted by stockholders, based on criteria established by the Nominating and Corporate Governance Committee and approved by the Board of Directors, which includes the criteria set forth in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee considers not only the director candidate’s qualities, performance and professional responsibilities, but also the then composition of the Board of Directors and the challenges and needs of the Board of Directors at that time. In addition, the Stockholders Agreement provides Cellectis with certain rights relating to the composition of our Board of Directors. See “Certain Relationships and Related Party Transactions—Relationship with Cellectis—Stockholders Agreement.”

Following our initial public offering, the Nominating and Governance Committee held two meetings during the last fiscal year.

Compensation Committee

The Compensation Committee is composed of Mr. Godard (Chairman), Mr. Dumont and Mr. Choulika. The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy and overseeing the administration of related compensation benefit programs, policies and practices. The Compensation Committee is also responsible for annually reviewing and approving the corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers and evaluating their performance in light of these goals, reviewing the compensation of our executive officers and other appropriate officers, and administering our incentive and equity-based compensation plans. The Compensation Committee may delegate all or a portion of duties and responsibilities to a subcommittee of the Compensation Committee. As a “controlled company,” we are not required to have a compensation committee comprised entirely of independent directors.

Following our initial public offering, the Compensation Committee held three meetings during the last fiscal year.

Corporate Governance Guidelines

Our Board of Directors has adopted written Corporate Governance Guidelines that serve as a framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of the Board of Directors, membership criteria for the Board of Directors and director qualifications, director responsibilities, board agenda, the responsibilities of the Chairman of the Board of Directors and the Chief Executive Officer, the appointment of a presiding director, meetings of non-management directors, the role of committees of the Board of Directors, access of members of the Board of Directors to management and independent advisors, third-party communications, director compensation, director orientation and continuing education, management evaluation and succession and annual performance evaluations.

The corporate governance guidelines are reviewed at least annually by our nominating and corporate governance committee, and changes are recommended to our Board of Directors with respect to changes as warranted.

Code of Business Conduct and Ethics

We have adopted the Calyxt Code of Business Conduct and Ethics that is applicable to all of our employees, executive officers and directors. Any amendments to our Code of Business Conduct and Ethics and any waivers of its requirements will be disclosed on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements.

Corporate Governance Materials

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for each committee of the Board of Directors are posted on the Investors section of our website under “Corporate Governance” at www.calyxt.com/corporate-governance/. In addition, stockholders may obtain a print copy of our Corporate Governance Guidelines, Code of Business Conduct and Ethics as well as the charters of our audit committee, compensation committee and nominating and corporate governance committee by writing to our Investor Relations Department at: Calyxt, Inc., Investor Relations, 600 County Road D West, Suite 8, New Brighton, MN 55112, or by calling (651) 683-2807.

Executive Officers

The following tables sets forth information concerning our executive officers:

Name	Age	Position
Federico A. Tripodi	41	Chief Executive Officer
Bryan W.J. Corkal	50	Chief Financial Officer
Daniel Voytas	55	Chief Science Officer
Manoj Sahoo	42	Chief Commercial Officer
Glenn Bowers	65	Vice President of Breeding
Michel Arbadji	53	Director of Business Development

Federico A. Tripodi has served as our Chief Executive Officer since May 2016. He holds a Master of Business Administration degree from Washington University’s Olin Business School, as well as an agronomic engineering degree from Buenos Aires University, and has gathered extensive experience in agricultural R&D and product development during his nearly two-decade career in the agriculture biotechnology and seeds industry. Prior to joining Calyxt, Mr. Tripodi worked as General Manager for Monsanto Company’s Sugarcane Division in Brazil for nearly three years. He held other roles for Monsanto in Saint Louis, Missouri, spanning Corporate Strategy

(2011-2013), Omega-3 Program Lead (2009-2011), Oilseeds Global Quality Management Lead (2008-2009) and multiple other roles that involved managing multidisciplinary research teams in the technology organization between 2001 and 2008. During his tenure at Monsanto, Mr. Tripodi led or participated with early discovery and late commercialization phase product launches across the Americas, which included biotech consumer traits (improved composition soybean oils) and farmer traits (high yield, drought tolerance, insect protection and herbicide tolerance). Mr. Tripodi started his career in Argentina in 1998 in field research of biotechnology traits and chemistry formulations until he moved to Saint Louis in 2001. Mr. Tripodi also has experience as a director of a startup and served on the board of directors for a not-for profit.

Bryan W. J. Corkal has served as our Chief Financial Officer since December 2016. Mr. Corkal received his MBA from York University in Toronto, Canada and a B.Sc. in Civil Engineering from the University of Manitoba. Mr. Corkal is a CFA charter holder and is a CPA in the state of Missouri. Mr. Corkal brings extensive finance and commercial experience in the seeds and traits agricultural sector having worked over 17 years at Monsanto in a variety of finance and strategy roles including the acquisition and integration of several companies. Prior to joining Calyxt, Mr. Corkal was the North America Supply Chain Finance Lead at Monsanto, a business with a total annual product cost of over $2 billion. Mr. Corkal’s career at Monsanto also included roles as Director of Investor Relations and Director of Finance (regional CFO) for the Latin America North division, a region covering 30 countries throughout the Americas, where he managed the controllership, credit and collections, tax, payroll, treasury, pension plan and financial planning and analysis functions. Early in his career, Mr. Corkal worked for Ernst & Young and Delcan Corporation as a consultant on a number of projects throughout Canada and Latin America.

Daniel Voytas, Ph.D., has served as our Chief Science Officer since May 2010. Dr. Voytas graduated summa cum laude from Harvard College in 1984 and received his Ph.D. in genetics from Harvard Medical School in 1990. He is one of our co-founders and one of the inventors of the TALEN technology. He continues to optimize the use of TALEN for the targeted modification of plant genomes. In addition to his role at Calyxt, Dr. Voytas is a professor in the Department of Genetics, Cell Biology and Development at the University of Minnesota (UMN), which he joined in 2008, Director of the UMN’s Center for Genome Engineering and Director of the UMN’s Center for Precision Plant Genomics. In 1992, Dr. Voytas joined the faculty at Iowa State University. Prior to this, he conducted postdoctoral research at Johns Hopkins University School of Medicine. Dr. Voytas is an elected Fellow of the American Association for the Advancement of Science.

Manoj Sahoo has served as our Chief Commercial Officer since March 2017. He holds a MBA from the Tuck School of Business at Dartmouth College and a B.S. in Chemical Engineering from the National Institute of Technology in India. Mr. Sahoo has more than two decades of experience working in a variety of roles covering commercial, strategy, business development and mergers and acquisitions for global corporations in agriculture, food, energy and materials fields. Prior to joining us he was Assistant Vice President for Food Ingredients and Bio-industrial Enterprise at Cargill. At Cargill, he was responsible for revenues of over $1 billion, leading the commercial enterprise team to triple its earnings from bio-based products and managing relationships with large institutional customers. His prior roles at Cargill included Business Development Director for Starches and Sweeteners North America as well as serving as an investment team member with a corporate venture capital group, to invest in white space opportunities for Cargill; he also worked in the Corporate Strategy & Development Group. Mr. Sahoo has also served on the boards of both Calysta Inc. and Rivertop Renewables as a Cargill representative. He was responsible for leading Cargill’s equity investments in the industrial biotechnology space including co-investment in real assets with institutional financial investors to build a $600 million commercial-scale aquaculture nutrition plant. He also serves on the Industry Advisory Board of Larta Institute which assists the USDA, NIH and NSF with the commercialization assistance program.

Glenn Bowers, Ph.D., has served as our Vice President of Breeding since December 2015. He is responsible for breeding, field trialing and seed production for all crops. Dr. Bowers has M.S. and Ph.D. degrees in Plant Pathology with a focus on breeding and genetics of resistance. He spent 17 years managing a soybean breeding program with Texas A&M University, followed by a year doing the same at Purdue University. He then spent 16 years with Syngenta, first managing a soybean breeding program and then as global head of soybean breeding. He has extensive experience in Argentina and Brazil, in addition to North America. He is also a certified project manager (PMP). Dr. Bowers has extensive experience in delivering products, both global and stateside, through effective collaboration with marketing and supply chain. He is skilled in creating, developing, and managing diverse and globally dispersed teams. He has a deep knowledge of and experience in field trialing, disease phenotyping, and agronomy.

Michel Arbadji has served as our Director of Business Development since July 2015. Mr. Arbadji manages the external supply chain operations. Mr. Arbadji received his degree in Agriculture Engineering and M.A. in Economics and Agriculture Machinery from the Institut National Agronomique Paris Grignon in Paris, France. Prior to joining us, he headed the European and Middle East Operation for Signature Control Systems, build and managed the distribution network, EU marketing and sales. During that period he managed as project manager the new business development of the golf irrigation division in Europe at John Deere with over 440 accounts. Mr. Arbadji started his career at the Toro Company EMEA, where he held several positions in business development, sales and marketing. Over his 27 years career he successfully built several pioneering businesses from R&D to large scale distribution channels set up. He participated as well in several product launches on the international market. He served as CEO for Sceil, the stem cells project at Cellectis (2013-2015). He is skilled in negotiation, communication and in delivering complex tasks.

STOCKHOLDER COMMUNICATIONS

Stockholders may contact our Board of Directors about bona fide issues or questions about Calyxt by sending a letter to the following address: c/o Calyxt, Inc., 600 County Road D West, Suite 8, New Brighton, MN 55112, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication and the class and number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the Board of Directors, the stockholder should address such communication to the attention of the “Independent Directors” at the address above. Our legal department will initially receive and process communications before forwarding them to the addressee, and generally will not forward a communication that is unrelated to the duties and responsibilities of the Board of Directors, including a communication the legal department determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about the Company, its products or services.

PROPOSAL NO. 2

RATIFICATION OF EXPECTED SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Appointment of Ernst & Young LLP

Ernst & Young LLP, or EY, served as the Company’s independent registered public accounting firm for fiscal year 2017 and also audited our financial statements for fiscal years 2016 and 2015, when we were a wholly-owned subsidiary of Cellectis. Subject to the approval by the shareholders of Cellectis at the Cellectis annual general meeting of the appointment by Cellectis of Ernst & Young LLP as independent registered accounting firm for Cellectis and its subsidiaries, the Audit Committee expects to approve the engagement of EY to perform audit and audit-related services with respect to the fiscal year ending December 31, 2018 and the Board of Directors has directed that management submit the expected selection of an independent registered public accounting firm for ratification by the stockholders at the Annual Meeting, subject to such approval by the shareholders of Cellectis at the Cellectis annual general meeting. The Audit Committee’s selection process includes consideration of the following factors: continuity of experience with the Company’s business, internal controls and technical accounting experience; independence; history of and reputation for thoroughness, accuracy, excellence and integrity; and reasonableness of fees. The Audit Committee believes that the fees paid for non-audit services are compatible with the independence of EY.

Representatives of EY will be present at the Annual Meeting. They will be given an opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Pre-Approval of Accounting Services

The Audit Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm. Under that policy, the Audit Committee must approve the services to be rendered and fees to be charged by our independent registered public accounting firm. Unless a type of service has received general pre-approval, it will require specific pre-approval of the Audit Committee if it is to be provided by the independent auditor. The Audit Committee may establish pre-approval fee limits for all services to be provided by the independent accountant. The Audit Committee must then approve, in advance, any services or fees exceeding those pre-approved levels, subject to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act.

The Audit Committee has delegated to its chairman the authority to grant separate pre-approvals of services and fees in accordance with the pre-approval policy. The Audit Committee may further delegate pre-approval authority from time to time to one or more of its other members in its discretion.

Fees Billed by Independent Registered Public Accounting Firm for Fiscal Years 2017 and 2016

Audit and Non-Audit Fees

The following table presents aggregate fees for services rendered by EY in the fiscal years ended December 31, 2017 and December 31, 2016:

	Years Ended December 31,
	2017	2016
Audit Fees (1)	$1,215,430	$171,579
Tax Fees (2)	—	—
All Other Fees	—	—
Total	$1,215,430	$171,579

(1)	Audit Fees include fees associated with the audit of our financial statements, review of our quarterly financial statements, and services that are normally provided by EY in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2017 also include fees billed for professional services rendered of $898,030 in connection with our registration statements related to our initial public offering in July 2017.
(2)	Tax Fees consist of fees billed for professional services rendered by EY for various permissible tax compliance and tax advisory services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE EXPECTED APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation of our named executive officers (“NEOs”) for the year ended December 31, 2017. Our NEOs are Federico A. Tripodi, Manoj Sahoo and Daniel Voytas.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Current Executive Officers
Federico A. Tripodi(1)	2017	345,000	189,750	1,568,000	465,758	—	2,568,508
Chief Executive Officer	2016	210,538	96,219	—	934,338	78,000	1,319,095
Manoj Sahoo(2)	2017	197,917	105,563	784,000	212,631	—	1,300,111
Chief Commercial Officer
Daniel Voytas(3)	2017	180,000	106,500	804,168	547,301	240	1,638,209
Chief Science Officer	2016	180,000	100,000	—	1,400,567	240	1,680,807

(1)	Mr. Tripodi was appointed our CEO, effective on May 23, 2016.
(2)	Mr. Sahoo was appointed our CCO, effective on March 17, 2017.
(3)	Dr. Voytas provided his services to us through a consulting agreement with us. The amount in the “Salary” column represents the consulting fee that he received under this agreement.
(4)	The annual cash bonus payouts for fiscal year 2017 for Mr. Tripodi and Mr. Sahoo are $189,750 and $105,563, respectively. At target Mr. Tripodi and Mr. Sahoo receive a bonus equal to 50% of their base salary. Under his consulting agreement, Dr. Voytas is also eligible for a scientific bonus and a commercial bonus at the discretion of the Compensation Committee, which was $106,500 for fiscal year 2017.
(5)	This column reflects the fair value of options granted in 2016 and 2017 respectively based on their grant date fair value. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the NEO. The assumptions used in the calculation of the amounts are described in note 9 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2018.

On April 7, 2016, each of Mr. Tripodi and Dr. Voytas was granted an option to purchase 208,250 and 245,000 common shares, respectively, with an exercise price of $3.59 per share.

On June 14, 2017, Mr. Tripodi, Mr. Sahoo and Dr. Voytas were granted an option to purchase 294,000, 147,000 and 150,781 common shares, respectively, with an exercise price of $13.29 per share.

On June 14, 2017, Mr. Tripodi, Mr. Sahoo and Dr. Voytas were granted RSUs of 196,000, 98,000 and 100,521, respectively.

(6)	All other compensation for the year ended December 31, 2016 includes (a) for Mr. Tripodi, relocation assistance of $78,000 in 2016, and (b) for Dr. Voytas, annual telephone expenses of $240.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards of our NEOs as of December 31, 2017. The market value of the shares in the following table is the fair value of such shares as of December 31, 2017.

	Option Awards(1)(2)				Stock Awards
Name	Number of Securities Underlying Unexercised Options/RSUs (#) Exercisable	Number of Securities Underlying Unexercised Options/RSUs (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested(#)(4)		Market Value of shares or units of stock that have not vested ($)(4)
Federico A. Tripodi	135,362	72,888	(1)	3.59	4/7/2026	196,000	(1)	4,317,880
	—	294,000	(1)	13.29	6/14/2027
	—	20,000	(2)	27.07	10/11/2027
Manoj Sahoo	29,400	117,600	(1)	13.29	6/14/2027	78,400	(1)	1,727,152
Daniel Voytas	49,000	—	(1)	3.71	12/3/2024	100,521	(1)	2,214,478
	15,214	1,691	(1)	21.83	9/9/2025
	—	50,000	(3)	35.48	5/18/2025
	—	50,000	(3)	33.59	9/8/2025
	159,250	85,750	(1)	3.59	4/7/2026
	—	150,781	(1)	13.29	6/14/2027

(1)	Options granted on December 3, 2014 vest 20% on January 3, 2015 and 20% on April 10, 2015, with the remainder vesting quarterly in equal installments over the following three years (with an additional 25% vested immediately upon our initial public offering and the remainder vesting quarterly thereafter). Options granted on September 9, 2015 vest 20% on the grant date and 20% on the first anniversary of the grant date, with the remainder vesting quarterly in equal installments over the following three years (with an additional 25% vesting immediately upon our initial public offering and the remainder vesting quarterly thereafter). Options granted on April 7, 2016 vest 20% on the grant date and 10% on the first anniversary of the grant date, with the remainder vesting quarterly in equal installments over the following 42 months (with an additional 25% vesting immediately upon our initial public offering and the remainder vesting quarterly thereafter).

For Mr. Tripodi and Dr. Voytas, the options and RSUs granted on June 14, 2017 vest 15% on June 14, 2018 and 15% on June 14, 2019, with the remainder vesting quarterly in equal installments of 5% until fully vested starting on September 30, 2019 (with an additional 25% vesting immediately upon a Triggering Event and the remainder vesting quarterly thereafter).

For Mr. Sahoo, the options and RSUs granted on June 14, 2017 vested 20% on June 14, 2017, and vest 10% on June 14, 2018, with the remainder vesting quarterly at 5% per quarter until fully vested starting on September 30, 2018 (with an additional 25% vesting immediately upon a Triggering Event and the remainder vesting quarterly thereafter).

For the stock based compensation granted in 2017, a “Triggering Event” means a sale, transfer or disposition of all or substantially all of the Company’s assets through a merger, consolidation or other business combination transaction of the Company with or into another corporation.

On December 3, 2014, Dr. Voytas was granted an option to purchase 49,000 common shares with an exercise price of $3.71 per share.

On September 9, 2015, Dr. Voytas was granted an option to purchase 16,905 common shares with an exercise price of $21.83 per share.

On April 7, 2016, each of Mr. Tripodi and Dr. Voytas was granted an option to purchase 208,250 and 245,000 common shares, respectively, with an exercise price of $3.59 per share.

On June 14, 2017, each of Mr. Tripodi, Mr. Sahoo and Dr. Voytas was granted an option to purchase 294,000, 147,000 and 150,781 common shares, respectively, with an exercise price of $13.29 per share.

On June 14, 2017, each of Mr. Tripodi, Mr. Sahoo and Dr. Voytas was granted RSUs of 196,000, 98,000 and 100,521 common shares, respectively.

(2)	Options granted by Cellectis on October 11, 2017 vest 25% on October 11, 2018 with the remainder vesting quarterly in equal installments of 6.25% beginning on October 11, 2019 until fully vested.

On October 11, 2017, Mr. Tripodi was granted options to purchase 20,000 common shares of Cellectis with an exercise price of €22.57 per share, or $27.07 per share using the exchange rate of USD 1.1993 for 1 euro, which was the exchange rate on December 29, 2017.

(3)	Warrants granted by Cellectis on May 8, 2015 and September 8, 2015 vest in equal annual installments over the first, second and third anniversaries of the grant date.

On May 18, 2015, Dr. Voytas was granted warrants to purchase 50,000 common shares of Cellectis with an exercise price of €29.58 per share, or $35.48 per share using the exchange rate of USD 1.1993 for 1 euro, which was the exchange rate on December 29, 2017.

On September 8, 2015, Dr. Voytas was granted warrants to purchase 50,000 common shares of Cellectis with an exercise price of €28.01 per share, or $33.59 per share using the exchange rate of USD 1.1993 for 1 euro, which was the exchange rate on December 29, 2017.

(4)	Value of unvested RSUs is based on our closing price per common share of $22.03 on December 29, 2017.

Agreements with Named Executive Officers

We have entered into offer letters with each of Messrs. Tripodi and Sahoo. Each of these arrangements provides for at-will employment and generally includes the named executive officer’s initial base salary, an indication of eligibility for an annual cash incentive award opportunity and equity awards. In addition, we have entered into an independent contractor agreement with Dr. Voytas.

Federico A. Tripodi

We are party to an offer letter with our Chief Executive Officer, Federico A. Tripodi dated May 6, 2016. Pursuant to the offer letter, Mr. Tripodi’s initial base salary was established at $345,000. In addition, Mr. Tripodi is eligible to receive an annual cash bonus with a target value of 50% of his base salary based on his achievement of individual and/or company performance goals as determined by the Board of Directors if he remains employed through the bonus payment date. Mr. Tripodi’s base salary and his target bonus percentage are subject to periodic review, but any modification that results in a reduction of such compensation must be approved in writing by Mr. Tripodi. On April 7, 2016, in accordance with the terms of his offer letter, Mr. Tripodi was granted an option to purchase 208,250 shares of our common stock at an exercise price of $3.59 per share.

The offer letter provides Mr. Tripodi’s principal place of employment is New Brighton, Minnesota and requires that he relocate to within 50 miles by car of our headquarters within 6 months following the date of the agreement. In exchange for his relocation, the offer letter provides for relocation assistance of up to $78,000, which includes reimbursement of home sale assistance, travel relating to house hunting, temporary living and transition expenses, home purchase closing costs, moving expenses and an additional payment of 30% of any amount of reimbursed home sale assistance costs that are not tax deductible, up to $20,000. The offer letter requires Mr. Tripodi to repay all relocation-related amounts paid by us if he has not relocated by November 22, 2016 and he is required to repay a prorated portion of these sums if, prior to May 23, 2019, he resigns or his employment is terminated for “cause.”

While Mr. Tripodi’s offer letter provides that his employment is at-will and may be terminated at any time, with or without cause, his offer letter also provides that he will be entitled to severance benefits in the event his employment is terminated by us without cause (which does not include a termination due to Mr. Tripodi’s death or disability). Upon such a termination, he will be eligible to receive a pro rata bonus and 12 months of base salary severance paid in installments, provided that, upon our request, he executes a release in favor of us.

Under the terms of Mr. Tripodi’s offer letter, he has agreed to maintain the confidentiality of our proprietary or confidential information at all times during his employment and thereafter. He has assigned to us all of the intellectual property rights in any work product created or developed by him during the term of his employment. Mr. Tripodi has also agreed to notify us prior to starting a new position after which we may exercise an election to restrict him from competing for a restricted period of up to 12 months after termination. If Mr. Tripodi is receiving severance at this time, the severance payments will cease and he will be entitled to receive his base salary during the restricted period. If he breaches the non-competition provision, he is required to reimburse us for all severance and non-competition payments he has received. Furthermore, he has agreed not to solicit any of our customers, employees or prospective customers of any of our subsidiaries for the 24-month period following his termination of employment.

“Cause” means Mr. Tripodi’s (i) conviction, guilty plea or plea of nolo contendere of a felony or misdemeanor involving moral turpitude; (ii) any act of fraud or dishonesty or unauthorized disclosure of confidential information; (iii) failure or refusal to follow lawful directions of the Board of Directors; (iv) gross negligence or willful misconduct; (v) failure to perform his duties (other than resulting from illness) which is not cured within five days after written notice is provided to him; (vi) material failure to comply with written company policy or rule which is not cured within five days after written notice is provided to him; or (vii) material breach of an agreement with us which is not cured within 30 days after written notice is provided to him.

Manoj Sahoo

We are party to an offer letter with our Chief Commercial Officer, Manoj Sahoo, dated February 3, 2017. Pursuant to the offer letter, Mr. Sahoo’s initial base salary was established at $250,000. In addition, Mr. Sahoo is eligible to receive an annual cash bonus with a target value of 50% of his base salary based on his achievement of individual and/or company performance goals as determined by the Board of Directors if he remains employed through the bonus payment date. Mr. Sahoo’s base salary and his target bonus percentage are subject to periodic review.

While Mr. Sahoo’s offer letter provides that his employment is at-will and may be terminated at any time, with or without cause, his offer letter also provides that he will be entitled to severance benefits in the event his employment is terminated by us without cause (which does not include a termination due to Mr. Sahoo’s death or disability). Upon such a termination he will be eligible to receive a pro rata bonus and 12 months of base salary severance paid in installments, provided that, upon our request, he executes a release in favor of us.

Under the terms of Mr. Sahoo’s offer letter, he has agreed to maintain the confidentiality of our proprietary or confidential information at all times during his employment and thereafter. He has assigned to us all of the intellectual property rights in any work product created or developed by him during the term of his employment. Mr. Sahoo has also agreed to notify us prior to starting a new position after which we may exercise an election to restrict him from competing for a restricted period of up to 12 months after termination. If Mr. Sahoo is receiving severance at this time, the severance payments will cease and he will be entitled to receive his base salary during the restricted period. If he breaches the non-competition provision, he is required to reimburse us for all severance and non-competition payments he has received. Furthermore, he has agreed not to solicit any of our customers, employees or prospective customers of any of our subsidiaries for the 24-month period following his termination of employment.

The definition of “cause” is generally consistent with the definition in Mr. Tripodi’s agreement.

Daniel Voytas

Dr. Voytas entered into a consulting agreement with us, dated January 1, 2010, as amended on December 21, 2012, and spends 10 days per month providing his service to us under this agreement. Under the agreement, he renders support and advisory services including providing scientific support during business development missions, running the scientific advisory board and strategic planning services and analyses relating to project review, agricultural research and development and new technologies. Under the agreement, Dr. Voytas receives a monthly fee of $15,000 for 10 days of service per month.

The initial term of the agreement with Dr. Voytas expired on January 1, 2013 and was extended for a period of one year, with automatic renewals for an additional year unless Calyxt delivers written notice of nonrenewal. The agreement also terminates immediately if Dr. Voytas does not comply with the college and university policies at which he is a faculty member and obtain all necessary approvals to provide services and assign work product to us.

The agreement provides that we will pay Dr. Voytas a lump sum equal to three months of consultation fees if he executes and does not revoke a release in favor of us and our subsidiaries if we terminate his agreement prior to the end of the term.

Under the terms of Dr. Voytas’ consulting agreement, he has agreed to maintain the confidentiality of proprietary or confidential information of us and our subsidiaries at all times during his service and thereafter. He has assigned to us all of the intellectual property rights in any work product created or developed by him during the term of his service. Furthermore, he has agreed to not participate in a business that competes with us or solicit any of our customers or employees for the 12-month period following his termination of his consulting term.

Director Compensation

The following table sets forth the amount of compensation we paid to our directors during our fiscal year 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
André Choulika	—	1,254,400	372,607	—	1,627,007
Philippe Dumont	—	156,800	46,576	—	203,376
Alain Godard	—	313,600	93,152	—	406,752
Anna Ewa Kozicz-Stankiewicz	—	156,800	46,576	—	203,376
Laurent Arthaud	—	—	—	—	—

(1)	In 2017, Dr. Choulika received options to purchase an aggregate of 235,200 common shares at an exercise price of $13.29 and received restricted stock units for 156,800 common shares.

In 2017, Mr. Godard received options to purchase an aggregate of 58,800 common shares at an exercise price of $13.29 and received restricted stock units for 39,200 common shares.

In 2017, Mr. Dumont received options to purchase an aggregate of 29,400 common shares at an exercise price of $13.29 and received restricted stock units for 19,600 common shares.

In 2017, Ms. Kozicz-Stankiewicz received options to purchase an aggregate of 29,400 common shares at an exercise price of $13.29 and received restricted stock units for 19,600 common shares.

This column reflects the fair value of options granted in 2017 based on their grant date fair value. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the director. The assumptions used in the calculation of the amount are described in note 9 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K filed with SEC on March 14, 2018.

Other than the equity award grants made to the Directors we did not pay any director compensation for fiscal year 2017.

Equity-Based Awards

We believe our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our personnel with the financial interests of our stockholders. In addition, we believe that our ability to grant stock options and other equity-based awards helps us to attract and retain top talent, and encourages them to drive company performance to promote the success of our business. The material terms of our equity incentive plans are described below.

Calyxt, Inc. Equity Incentive Plan

General

We adopted the Existing Plan on December 13, 2014.

Awards

Awards granted under the Existing Plan may consist of incentive stock options or non-qualified stock options. Each award is subject to the terms and conditions set forth in the Existing Plan and to those other terms and conditions specified by the committee and memorialized in a written award agreement. The options will only become exercisable in the event that a triggering event occurs.

Shares Subject to the Existing Plan

Subject to adjustment in certain circumstances as discussed below, the Existing Plan authorizes up to 2,037,175 shares of our common stock for issuance pursuant to the terms of the Existing Plan. The maximum number of shares available for issuance of incentive stock options is 2,037,175. If and to the extent awards granted under the Existing Plan terminate, expire, cancel or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the Existing Plan. Additionally, to the extent any shares subject to an award are tendered and/or withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will again be available for grant under the Existing Plan, but shares issued under the Existing Plan and later repurchased by us pursuant to a repurchase right shall not be available for grant under the Existing Plan in the future.

In the event of any stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, rights offering, reorganization, merger, spin-off, split-up, change in corporate structure or similar event or transaction, adjustments will be made by the administrator of the Existing Plan to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the Existing Plan; (ii) the number, class and/or issuer of securities subject to outstanding awards; (iii) the exercise price of outstanding options and (iv) any repurchase price per share applicable to shares issued pursuant to an award, in each case in a manner that reflects equitably the effects of such event or transaction.

Administration

The Board of Directors or, to the extent authority is delegated by the Board of Directors, its Compensation Committee or other committee (in either event, the “Administrator”) will administer the Existing Plan and determine the following items:

•	designate participants;

•	determine the fair market value of common stock, provided that the determination is applied consistently to participants under the Existing Plan;

•	determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement and the circumstances under which awards may be canceled, repurchased or forfeited and vesting will be accelerated or forfeiture restrictions waived;

•	interpret and administer the Existing Plan and any instrument or agreement relating to, or award made under, the Existing Plan;

•	amend the terms or conditions of outstanding awards, including to accelerate the time or times at which an award becomes vested, unrestricted or may be exercised and to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions of the Existing Plan, provided that the amendment does not materially and adversely affect the rights of any participant without his or her consent;

•	implement an option exchange program;

•	make any other determination and take any other action that it deems necessary or desirable to administer the Existing Plan.

Eligibility

Employees, directors, consultants and other of our service providers that provide services to us or our affiliates are eligible to participate in the Existing Plan. Only our employees or employees of our subsidiaries are eligible to receive incentive stock options.

Stock Options

Term, Purchase Price and Vesting. The exercise price of any stock option granted under the Existing Plan will be not less than the fair market value of our common stock, par value $0.0001 per share, on the date the option is granted.

The Administrator of the Existing Plan may determine the term for each option, provided that the term of any option may not exceed ten years from the date of grant. The vesting schedule for each option will be determined by the Administrator of the Existing Plan.

Effects of Termination of Service

Unless otherwise provided in an award agreement, all unvested awards under the Existing Plan will terminate and be forfeited in the event of any termination of employment. Generally, unless provided otherwise in the award agreement, the right to exercise any vested option terminates three months following termination of the participant’s relationship with us for reasons other than death, disability or termination for cause. If the participant’s relationship with us terminates due to death or disability, unless provided otherwise in the award agreement, the right to exercise a previously vested option will terminate nine months or six months, respectively following such termination. If the participant’s relationship with us is terminated for cause, any option not already exercised will automatically be forfeited as of the date of such termination.

Buyout Provision

The Existing Plan contains a provision that permits the Administrator to buy out using cash or common stock an option that was previously granted under the Existing Plan pursuant to the terms and conditions provided in the option award agreement.

Amendment and Termination of the Existing Plan

The Existing Plan will terminate on the tenth anniversary of the effective date. Our Board of Directors may amend, alter or discontinue the Existing Plan at any time.

Change of Control

In the event of a dissolution, liquidation or change in control of us, our Board of Directors has discretion to cash out all or any portion of outstanding awards, provided that the successor company will assume all or a portion of outstanding awards or substitute for equivalent awards, any combination thereof or, if the successor company does not agree to such treatment, the outstanding awards will terminate upon the transaction and, unless otherwise provided in the award agreement, the administrator may accelerate the vesting and exercisability of outstanding options to be terminated prior to the change in control.

A change of control will be deemed to have taken place upon: (i) the acquisition of all or substantially all of our assets, other than to an entity where the majority of its combined voting power is owned by us, where it is owned by the holders of our capital stock in substantially the same proportions as their ownership in us or where the majority of the voting capital stock retains majority voting power; (ii) a merger, consolidation or other business combination that results in the current holders of a majority of voting stock to cease to hold a majority of such stock following the transaction; or (iii) the acquisition by any person or group of persons other than the current, directly or indirectly, of more than 50% of the voting power of us or more than 50% of our equity interests, excluding transactions that are determined to be capital raising transactions by the Board of Directors.

2017 Omnibus Incentive Plan

General

We adopted the Omnibus Plan on June 14, 2017. We have granted awards of restricted stock units and stock options to our employees, certain employees of Cellectis, directors, officers and consultants and those of our parent or affiliates. The following is a summary of the material terms of the Omnibus Plan.

Purpose

The purpose of the Omnibus Plan is to motivate and reward those employees, directors and consultants who are expected to contribute significantly to our long term success and to further align employee interests to those of our stockholders.

Plan Term

The Omnibus Plan is scheduled to expire after ten years. The term will expire sooner if, prior to the end of the ten-year term or any extension period, the maximum number of shares available for issuance under the Omnibus Plan has been issued or our Board of Directors terminates the Omnibus Plan.

Authorized Shares and Award Limits

Subject to adjustment, 4,900,000 shares of our common stock (representing 17.7% of our issued and outstanding shares) were initially available for awards to be granted under the Omnibus Plan (other than substitute awards; that is, awards that are granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by us or with which we combine). The total number of shares available for issuance under the Omnibus Plan will be increased on the first day of each Company fiscal year following the effective date of our initial public offering in an amount equal to the least of (i) 4,900,000 shares, (ii) 5% of outstanding shares on the last day of the immediately preceding fiscal year of (iii) such number of shares as determined by the Board of Directors in its discretion. Based on and subject to the foregoing, as of January 1, 2018, including such annual increase, 2,527,968 shares of our common stock were authorized for issuance pursuant to the Omnibus Plan. An individual who is a non-employee director may not receive an award under the Omnibus Plan that relates to more than $5,000,000 for any calendar year.

Subject to adjustment, the maximum number of shares of our common stock that may be granted to any single individual during any calendar year is as follows: (i) stock options and SARs that relate to no more than 200,000 shares of our common stock; (ii) restricted stock and RSUs that relate to no more than 200,000 shares of our common stock; (iii) performance awards denominated in shares and other share-based awards that relate to no more than 200,000 shares of our common stock; (iv) deferred awards denominated in shares that relate to no more than 200,000 shares of our common stock; (v) deferred awards denominated in cash that relate to no more than $5,000,000; and (vi) performance awards denominated in cash and other cash-based awards that related to no more than $5,000,000; provided that no participant may receive awards that related to more than 200,000 shares of our common stock during the fiscal year of any participant’s initial year of service with the Company.

If an award is forfeited, expires, terminates or otherwise lapses or is settled for cash, the shares covered by such award will again be available for issuance under the Omnibus Plan.

Administration

The Board of Directors or, to the extent authority is delegated by the Board of Directors, its Compensation Committee or other committee (in either event, the “Administrator”) will administer the Omnibus Plan and determine the following items:

•	determine the fair market value of the common stock;

•	select the participants to whom awards may be granted;

•	approve forms of agreements, amend or modify outstanding awards or award agreements;

•	correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it will deem desirable to carry the Plan into effect;

•	establish, amend, suspend or waive rules and regulations and appoint agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it will deem appropriate;

•	construe and interpret the terms of the plan, any award agreement and any agreement related to any award; and

•	make any other determination and take any other action that it deems necessary or desirable to administer the Omnibus Plan.

To the extent not inconsistent with applicable law, the Administrator may delegate to one or more of our officers the authority to grant stock options or SARs or other awards in the form of share rights under the Omnibus Plan.

Types of Awards

The Omnibus Plan provides for grants of incentive and non-qualified stock options, SARs, restricted stock, RSUs, performance awards, deferred awards, other share-based awards and other cash-based awards:

•	Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (except in the case of substitute awards) will be determined by the Administrator at the time of grant but may not be less than the closing price of a share of our common stock on the day prior to the grant date. The Administrator will determine the date on which each stock option becomes vested and exercisable and the expiration date of each option. No stock option will be exercisable more than ten years from the grant date, except that the Administrator may generally provide for an extension of such ten-year term in the event the exercise of the option would be prohibited by law on the expiration date. Stock options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code.

•	SARs. A SAR represents a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share of our common stock from the grant date over the exercise or hurdle price of such SAR. The per share exercise price of a SAR (except in the case of substitute awards) will be determined by the Administrator but may not be less than the closing price of a share of our common stock on the day prior to the grant date. The Administrator will determine the date on which each SAR may be exercised or settled and the expiration date of each SAR. However, no SAR will be exercisable more than ten years from the grant date.

•	Restricted Stock. Restricted stock is an award of shares of our common stock that are subject to restrictions on transfer and a substantial risk of forfeiture.

•	RSUs. An RSU represents a contractual right to receive one share of our common stock at a future date, subject to specified vesting and other restrictions.

•

Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned upon the satisfaction of performance conditions specified by the Administrator. The performance conditions for awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code may include, but not be limited to, the following: return measures (including total shareholder return; return on equity; return on assets or net assets; return on risk-weighted assets; and return on capital (including return on total capital or return on invested capital)); revenues (including total revenue; gross revenue; net revenue; and net sales); income/earnings measures (including earnings per share; earnings or loss (including earnings before or after interest, taxes, depreciation and amortization); gross income; net income; operating income (before or after taxes); pre-or after-tax income or loss (before or after allocation of corporate overhead and bonus); pre- or after-tax operating income; net earnings; net income or loss (before or after taxes); operating margin; gross margin; and adjusted net income); expense measures (including expenses; operating efficiencies; and improvement in or attainment of expense levels or working capital levels (including cash and accounts receivable)); cash flow measures (including cash flow or cash flow per share (before or after dividends); and cash flow return on investment); share price measures (including share price; appreciation in and/or maintenance of share price; and market capitalization); strategic objectives (including market share; debt reduction; customer growth; employee satisfaction; research and development achievements; mergers and acquisitions; management retention; dynamic market response; expense reduction initiatives; reductions in costs; risk management; regulatory compliance and achievements; recruiting and maintaining personnel; and business quality); and other measures (including economic value-added models or equivalent metrics; economic profit added; gross profits; economic profit; comparisons with various stock market indices; financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; and financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions)). These performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.

•	Deferred Awards. The Administrator is authorized to grant awards denominated in a right to receive shares of our common stock or cash on a deferred basis.

•	Other Share-Based Awards. The Administrator is authorized to grant other share-based awards, which may be denominated in shares of our common stock or factors that may influence the value of our shares.

•	Other Cash-Based Awards. The Administrator is authorized to grant other cash-based awards either independently or as an element of or supplement to any other award under the Omnibus Plan.

Adjustments

In the event that the Administrator determines that, as result of any stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the shares, repurchase, exchange or subdivision of the shares or other securities of the Company, a rights offering, a reorganization, merger, spin-off, split-up, change in corporate structure or other similar occurrence, in each case excluding any triggering event, i.e., a change in control to an entity of which the Company is not a majority owner, or is not a majority owner of the Company, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Plan, the Administrator will, subject to compliance with Section 409A of the Internal Revenue Code, adjust equitably any or all of:

•	the number, type and class of shares or other stock or securities: available for future awards and covered by each outstanding award;

•	the grant, purchase, exercise or hurdle price covered by each such outstanding award; and

•	any repurchase price per share applicable to shares issued pursuant to any award, or, if deemed appropriate, will make a provision for a cash payment to the holder of an outstanding award.

In addition, the Administrator may adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of events affecting the Company or the financial statements of the Company, or changes in applicable laws, regulations or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Plan, subject, in all such instances, to compliance with Section 162(m) of the Internal Revenue Code.

No Repricing

Except as provided in the Omnibus Plan’s adjustment provisions, no action will directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant thereof without approval of our stockholders.

Termination of Service and Change of Control

The Administrator will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. In the event of a change of control, except as otherwise provided in the applicable award agreement, the Administrator may provide for:

•	assumption or substitution with equivalent awards of outstanding awards under the Omnibus Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent or subsidiary;

•	termination of outstanding awards under the Omnibus Plan in exchange for a payment of cash, securities and/or other property equal to the excess of the fair market value of the portion of the awards stock that is vested and exercisable immediately prior to the consummation of the corporate transaction over the per share exercise price;

•	any combination of assumption, substitution or termination of outstanding awards under the Omnibus Plan as above; provided that outstanding awards of stock options and SARs may be cancelled without consideration if the fair market value on the date of the change in control is greater than the exercise or hurdle price of such award; or

•	acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) and exercisability of outstanding awards in full prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by the Administrator.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the Omnibus Plan. The Administrator may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under, any outstanding award. However, subject to the adjustment provision and change of control provision, any such action by the Administrator that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except to the extent that such action is taken to cause the Omnibus Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or to impose any “clawback” or recoupment provisions on any awards in accordance with the Omnibus Plan. The Company will also seek, to the extent necessary and desirable to comply with applicable laws, the approval of holders of capital stock with respect to any amendment of the Omnibus Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 4, 2018 for:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each director and named executive officer individually; and

•	all directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of April 4, 2018. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for purposes of computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 27,954,781 shares of common stock outstanding as of April 4, 2018.

Unless otherwise indicated, the address for each listed director and named executive officer is c/o Calyxt, 600 County Road D West, Suite 8, New Brighton, MN 55112. The address of Cellectis is 8, rue de la Croix Jarry, 75013, Paris, France. The address of Fidelity Management & Research Company is 245 Summer Street, Boston, Massachusetts 02210.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percentage of Class
5% Beneficial Owner:
Cellectis S.A.	22,100,000		79.3%
Fidelity Management & Research Company(1)	3,376,444		12.1%
Directors and Executive Officers:
André Choulika	201,831	(2)	*
Philippe Dumont	400	(3)	*
Alain Godard	17,227	(4)	*
Anna Ewa Kozicz-Stankiewicz	—		—
Laurent Arthaud	—		—
Federico A. Tripodi	145,775	(5)	*
Manoj Sahoo	38,220	(6)	*
Daniel Voytas	227,810	(7)	*
Directors and executive officers as a group (11 persons)	761,641		2.8%

*	Represents beneficial ownerships of less than one percent of our outstanding shares of common stock.
(1)	Amounts beneficially owned by FMR LLC were reported pursuant to a Schedule 13G amendment filed with the SEC on February 13, 2018 by FMR LLC and Abigail P. Johnson. FMR LLC is the parent company of Fidelity Management & Research Company (“FMR Co.”), which carries out the voting of shares owned by various Fidelity funds under written guidelines established by the Fidelity funds’ boards of trustees.
(2)	Represents 201,831 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 4, 2018.
(3)	Represents ownership of 400 shares of common stock.
(4)	Represents 17,227 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 4, 2018.
(5)	Represents 145,775 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 4, 2018.
(6)	Represents 29,400 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 4, 2018 and ownership of 8,820 common shares.
(7)	Represents 227,810 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 4, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of the reports. Specific due dates for these reports are prescribed by SEC rules and we are required to report in this Proxy Statement any failure by directors, officers, or 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were timely met during 2017, except for a Form 3 for Bryan Corkal, which initially omitted 500 shares beneficially owned by an immediate family member of Mr. Corkal, and a Form 3 from Glenn Bowers, which initially omitted 1,200 shares beneficially owned by Mr. Bowers, each of which were subsequently corrected by amendment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR

INDEPENDENCE

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation” above, we describe below transactions and series of similar transactions, during our last three fiscal years, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation.”

Relationship with Cellectis

Prior to the completion of our initial public offering, we were a wholly owned subsidiary of Cellectis. As of April 4, 2018, Cellectis owned approximately 79.3% of our common stock. As of the date of this Proxy Statement, Cellectis continues to beneficially own a majority of our outstanding common stock, and as a result Cellectis will continue to have significant control of our business, including pursuant to the agreements described below. In addition, we expect that Cellectis will continue to consolidate our financial results in its financial statements.

In connection with our initial public offering, we and Cellectis entered into certain agreements that relate to our relationship with Cellectis and provide a framework for our ongoing relationship with Cellectis. Of the agreements summarized below, the material agreements are filed as exhibits to our Annual Report on Form 10-K filed with the SEC on March 14, 2018, and the summaries of these agreements set forth the terms of the agreements that we believe are material. These summaries are qualified in their entirety by reference to the full text of such agreements.

Contribution Agreement and Guarantee

On October 1, 2015, we entered into an amended and restated contribution with Cellectis pursuant to which Cellectis contributed $40 million to us in exchange for 17,150,000 shares of our common stock. The $40 million contribution consisted of $30 million of cash and the conversion to equity of $10 million of loans and outstanding obligations owed by us to Cellectis.

Cellectis has guaranteed funding for our operations through August 2018, which guarantee was not released, modified or otherwise affected by the timing of, or amount raised in, our initial public offering.

Management Services Agreement

We are party to a management services agreement dated January 1, 2016 that we entered into with Cellectis and Cellectis, Inc., a Delaware corporation and wholly owned subsidiary of Cellectis that we refer to as Cellectis, Inc., pursuant to which Cellectis and Cellectis, Inc. provide certain services to us, including certain general management, finance, investor relations, communication, legal, intellectual property, human resources and information technology services. In consideration for such services, we pay to Cellectis and Cellectis, Inc. certain fees, consisting of reimbursement of all costs and expenses reasonably incurred by Cellectis and Cellectis, Inc. in connection with the provision of such services, payment of a mark-up corresponding to a percentage of certain of the costs and expenses, which range from zero to 10%, and reimbursement of costs and expenses of services that are subcontracted by Cellectis on our behalf.

The management services agreement is automatically renewed for one year periods starting on January 1st of each year. Either party will have the right to terminate the agreement at the anniversary date of the agreement by giving three months prior notice. We also entered into an amendment to the agreement in connection with our initial public offering to provide that the agreement may otherwise be terminated by Cellectis or by us in connection with certain material breaches by the other party upon prior written notice subject to limited cure periods, the sale of all or substantially all of the assets of either party, certain bankruptcy events or certain judgments.

During fiscal year 2016 and the year ended December 31, 2017, we made payments to Cellectis for services provided under our management services agreement of $1.8 million and $2.0 million, respectively, which exclude, in each case, direct re-invoicing and royalties paid to Cellectis.

Stockholders Agreement

On July 25, 2017, we entered into a stockholders agreement with Cellectis, which we refer to as the stockholders agreement. Pursuant to our stockholders agreement with Cellectis, Cellectis has certain contractual rights for so long as it beneficially owns at least 50% of the then outstanding shares of our common stock, including:

•	to approve any modification to our or any future subsidiary’s share capital (e.g., share capital increase or decrease), the creation of any subsidiary, any grant of stock-based compensation, any distributions or initial public offering, merger, spin-off, liquidation, winding up or carve-out transactions;

•	to approve the annual business plan and annual budget and any modification thereto;

•	to approve any external growth transactions exceeding $500,000 and not included in the approved annual business plan and annual budget;

•	to approve any investment and disposition decisions exceeding $500,000 and not included in the approved annual business plan and annual budget (it being understood that this clause excludes the purchase and sale of inventory as a part of the normal course of business);

•	to approve any related-party agreement and any agreement or transaction between the executives or stockholders of Calyxt, on the one hand, and Calyxt or any of its subsidiaries, on the other hand;

•	to approve any decision pertaining to the recruitment, dismissal/removal, or increase of the compensation of executives and corporate officers;

•	to approve any material decision relating to a material litigation;

•	to approve any decision relating to the opening of a social or restructuring plan or pre-insolvency proceedings;

•	to approve any buyback by us of our own shares;

•	to approve any new borrowings or debts exceeding $500,000 and early repayment of loans, if any (it being understood that Cellectis will approve the entering into of contracts for revolving loans and other short-term loans and the repayment of such for financing general operating activities, such as revolving loans for inventory or factoring of receivables);

•	to approve grants of any pledges on securities;

•	to develop new activities and businesses not described in the annual business plan and annual budget;

•	to approve entry into any material agreement or partnership; and

•	to approve any offshore and relocation activities.

In addition, Cellectis has the following rights for so long as it beneficially owns at least 15% of the then outstanding shares of our common stock, including:

•	to nominate the greater of three members of our Board of Directors or a majority of the directors;

•	to designate the Chairman of our Board of Directors and one member to each of the audit committee of the Board of Directors, the compensation committee of the Board of Directors and the nominating and corporation governance committee of the Board of Directors;

•	to approve any amendments to our Certificate of Incorporation or our By-laws that would change the name of our company, its jurisdiction of incorporation, the location of its principal executive offices, the purpose or purposes for which our company is incorporated or the Cellectis approval items set forth in the stockholders agreement;

•	to approve the payment of any regular or special dividends;

•	to approve the commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of Calyxt or a material subsidiary;

•	to approve any public or private offering, merger, amalgamation or consolidation of us or the spinoff of a business of ours or any sale, conveyance, transfer or other disposition of our assets; and

•	to approve any appointment to our Board of Directors contrary to the stockholders agreement or our Certificate of Incorporation or our By-laws.

In addition, for so long as Cellectis beneficially owns at least 15% of the then outstanding shares of our common stock, (i) Cellectis is entitled to certain information rights, including the right to consult with and advise senior management, to receive quarterly and annual financial statements and to review our books and records and (ii) we are also required to cooperate with Cellectis in connection with certain sales and pledges of our shares or grants of security interests in respect thereof, including in connection with margin loans.

The stockholders agreement also provides Cellectis with certain registration rights, as follows:

•	Demand Registration—At any time beginning January 15, 2018 (or such earlier time as agreed by us), Cellectis may request that we register for resale all or a portion of their shares. Any such request must cover a quantity of shares with an anticipated aggregate offering price of at least $25.0 million. To the extent we are a well-known seasoned issuer, Cellectis may also request that we file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered. Depending on certain conditions, we may defer a demand registration for up to 90 days in any twelve month period. Cellectis will agree pursuant to a contractual lock-up not to exercise any of its rights under the registration rights agreement during a 90-day restricted period.

•	Piggyback Registration Rights—In the event that we propose to register any of our securities under the Securities Act of 1933, as amended, or the Securities Act, either for our account or for the account of our other security holders, Cellectis is entitled to certain piggyback registration rights allowing it to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, Cellectis is entitled to notice of the registration.

•	Expenses; Indemnification—The registration rights provides that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The registration rights contain customary indemnification and contribution provisions.

•	Term—The registration rights will remain in effect with respect to any shares covered by the stockholders agreement until (i) all of Cellectis’ shares have been sold pursuant to an effective registration statement under the Securities Act; (ii) all of Cellectis’ shares have been sold to the public pursuant to Rule 144 under the Securities Act; or (iii) Cellectis owns less than 10% of the then outstanding shares of our common stock.

Separation Agreement

On July 25, 2017, we entered into a separation agreement with Cellectis. The separation agreement sets forth certain agreements between Cellectis and us that govern the relationship between Cellectis and us, including with respect to the following matters:

•	guarantees;

•	insurance policies;

•	mutual releases and indemnification matters;

•	accounting, financial reporting and internal control issues;

•	confidentiality;

•	ability of the parties to compete with each other; and

•	settlement of intercompany accounts.

The separation agreement will terminate upon the earlier of (i) mutual written consent of Cellectis and us and (ii) the date on which Cellectis and its affiliates cease to hold at least 15% of the then outstanding shares of our common stock.

License Agreement with Cellectis

On July 25, 2017, we entered into a license agreement with Cellectis, pursuant to which we have been granted an exclusive, worldwide license (subject to existing licenses granted by Cellectis to third parties) to use, commercialize and exploit certain intellectual property in the field of researching, developing and commercializing agricultural and food products, including traits, seeds, and feed and food ingredients (excluding any application in connection with animals and animal cells), except that such license is non-exclusive in such field for any activities relating to researching, developing or commercializing certain modified or mutated I-CreI homing endonucleases. We were granted a non-exclusive license to use the TALEN trademark in connection with our exploitation of licensed products under the agreement. Any improvements we make to the licensed intellectual property are owned by us but licensed back to Cellectis on an exclusive basis for any use outside of our exclusive agricultural field of use.

In consideration for the license from Cellectis, we are required to pay to Cellectis, on a product-by-product and country-by-country basis, a royalty of 3% of net sales of any products that are covered by the patents licensed from Cellectis. In addition, we are required to pay Cellectis 30% of revenue we receive for sublicensing our rights under the agreement to third parties. Our payment obligations to Cellectis will expire upon the expiration of the last-to-expire valid claim of the patents licensed to us by Cellectis.

Under our license agreement with Cellectis, and as between the parties, Cellectis has the first right to control the prosecution, maintenance, defense and enforcement of the licensed intellectual property and we have the right to step in and assume such control with respect to the patents owned by Cellectis and exclusively licensed to us under the agreement if Cellectis elects to not prosecute, maintain, defend or enforce such patents. In certain circumstances, if Cellectis elects to abandon any patents owned by Cellectis and exclusively licensed to us under the agreement, we will have the right to assume ownership of such patents. In addition, some of the intellectual property that is licensed to us by Cellectis consists of an exclusive sublicense, subject to existing sublicenses granted by Cellectis to third parties, of intellectual property originally licensed to Cellectis by the University of Minnesota to exploit such intellectual property in our exclusive agricultural field of use. Therefore, as to such sublicensed intellectual property, our license from Cellectis is subject to the terms and conditions of the license agreement between the University of Minnesota and Cellectis, and to the extent our activities under such sublicense violate any terms and conditions of the license agreement between Cellectis and the University of Minnesota, we are responsible for any damages that Cellectis may incur. In addition, we are required to reimburse Cellectis for any and all payments made by Cellectis to the University of Minnesota pursuant to the license agreement between the University of Minnesota and Cellectis to the extent that any such payments are required to be made as a result of our applicable activities. Under the license agreement between Cellectis and the University of Minnesota, the University of Minnesota has the first right to control the prosecution and maintenance of the licensed intellectual property.

Our license agreement with Cellectis is perpetual. However it may be terminated upon the mutual written agreement of both parties, either party’s uncured material breach of the agreement, or upon certain bankruptcy and insolvency related events.

Sale-Leaseback

In September 2017 we consummated a sale-leaseback transaction including a Lease Agreement, dated September 6, 2017, with a third party with respect to our lease of the certain real property and improvements located in Roseville, Minnesota for a term of twenty years, with four options to extend the term of the Lease Agreement for five years each (subject to there being no default (as defined in the Lease Agreement) beyond any cure period and this property being occupied at the time of such extension).

Pursuant to the purchase agreement, we received approximately $7 million in connection with the sale of the property. The property will be our new corporate headquarters and lab facilities. We expect the facility to be composed of a nearly 40,000 square-foot office and lab building, with greenhouses and outdoor research plots. We will be deemed the owner for accounting purposes.

Under the Lease Agreement, during the construction period we will initially pay annual base rent of $490 thousand until the earlier of (i) the next day after issuance of a temporary certificate of occupancy or equivalent permit to occupy the property by the City of Roseville and (ii) the next day after the certification of substantial completion executed by the landlord’s architect or contractor confirming that the work to be done on the property has been substantially completed (such date, the “Initial Term Commencement Date”). Occupancy is expected to be on or about May 1, 2018. We expect to incur, based on the expected occupancy date, minimum lease payments of $163 thousand during the construction period.

On the Initial Term Commencement Date, we will pay an annual base rent of 8% of the total project cost (“Annual Base Rent”) with scheduled increases in rent of 7.5% on the sixth, eleventh and sixteenth anniversaries of the Initial Term Commencement Date as well as on the first day of each Renewal Term (as defined in the Lease Agreement). Based on the initial cost of the project we will pay an estimated Annual Base Rent of approximately $1.4 million.

The Lease Agreement is a net lease and the costs and expenses associated with the property are to be paid for by us. Beginning on the date that is 18 months following the Initial Term Commencement Date, if the landlord decides to sell the property during the term of the Lease Agreement and any extension thereof, we will have a right of first refusal to purchase the property on the same terms offered to any third party.

In consideration of, and as an inducement to, the landlord’s agreement to enter into the Lease Agreement, Cellectis entered into a Lease Guaranty with the landlord, whereby Cellectis has guaranteed all of our obligations under the Lease Agreement. Cellectis’ guarantee of Calyxt’s obligations under the sale-leaseback transaction will terminate at the end of the second consecutive calendar year in which Calyxt’s tangible net worth exceeds $300 million, as determined in accordance with generally accepted accounting principles.

On November 10, 2017, we agreed to indemnify Cellectis for any obligations incurred by Cellectis under the Lease Guaranty. This indemnification agreement will become effective at such time as Cellectis owns 50% or less of our outstanding common stock.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our Certificate of Incorporation and By-laws will require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policy Concerning Related Person Transactions

We maintain a written related person transaction approval policy, for the review of any transaction, arrangement or relationship in which we are a participant, if the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or beneficial holders of more than 5% of our total equity (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest. This policy was not in effect when we entered into the transactions described above.

Each of the agreements between us and Cellectis that were entered into in connection with our initial public offering, and any transactions contemplated thereby, were and will be deemed approved under and not subject to the terms of such policy. If a related person, other than Cellectis and its affiliates, proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to the chairman of our Audit Committee for so long as the controlled company exception applies and the Nominating and Corporate Governance Committee thereafter (for purposes of this paragraph only, we refer to each of these committees as the Committee). The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Committee. In approving or rejecting such proposed transactions, the Committee will be required to consider relevant facts and circumstances. The Committee will approve only those transactions that, in light of known circumstances, are deemed to be in our best interests. In the event that any member of the Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related person transaction; provided, however, that such Committee member may be counted in determining the presence of a quorum at the meeting of the Committee at which such transaction is considered. If we become aware of an existing related person transaction which has not been approved under the policy, the matter will be referred to the Committee. The Committee will evaluate all options available, including ratification, revision or termination of such transaction. In the event that management determines that it is impractical or undesirable to wait until a meeting of the Committee to consummate a related person transaction, the chairman of the Committee may approve such transaction in accordance with the related person transaction approval policy. Any such approval must be reported to the Committee at its next regularly scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. EY, our independent registered public accounting firm for 2017, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2017 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2017 (Annual Report).

The Audit Committee has also discussed with EY the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence from us.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

Dr. Andre Choulika

Mr. Philippe Dumont (Chairman)

Mrs. Ana Ewa Kozicz-Stankiewicz

Company Website

In addition to the information about the Company contained in this Proxy Statement, additional information about the Company can be found on its website located at www.calyxt.com, including information about its management team, products and services and its corporate governance practices. The content of the Company’s website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement. The Company makes available through its internet website under the heading “Investors,” its Proxy Statement for the Annual Meeting, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, after it electronically files such materials with the SEC.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

ANDRÉ CHOULIKA

André Choulika

Chairman of the Board of Directors

Dated: April 19, 2018

The Company’s Annual Report on Form 10-K (which is not a part of the Company’s proxy soliciting materials), excluding exhibits, is being mailed to stockholders together with this Proxy Statement. A copy of any or all exhibits to the Form 10-K will be furnished to any stockholder, without charge, upon receipt of a phone call or written request from such stockholder. Such request may be made to the Company’s Investor Relations Department by writing to Calyxt, Inc., Investor Relations, 600 County Road D West, Suite 8, New Brighton, MN 55112, or by calling (651) 683-2807.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 24, 2018.

Vote by Internet • Go to http://www.investorvote.com/CLXT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors of Calyxt, Inc. recommends a vote FOR all the nominees listed.

1.	To elect 5 directors for a term of one year and until their successors have been elected and qualified.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - André Choulika	☐	☐	02 - Laurent Arthaud	☐	☐	03 - Philippe Dumont	☐	☐
	04 - Alain Godard	☐	☐	05 - Anna Ewa Kozicz-Stankiewicz	☐	☐

The Board of Directors of Calyxt, Inc. recommends a vote FOR the following proposal:
		For	Against	Abstain
2.	Ratification of the expected appointment by the audit committee of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2018, subject to approval by the shareholders of Cellectis S. A. (“Cellectis”) at the Cellectis annual general meeting of the appointment by Cellectis of Ernst & Young LLP as independent registered accounting firm for Cellectis and its subsidiaries.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, write in the full corporate or partnership name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

⬛		1 U P X	+
02TH1G

2018 Annual Meeting Admission Ticket

2018 Annual Meeting of

Calyxt, Inc. Stockholders

May 24, 2018 at 10:00 AM CDT

600 County Road D West, Suite 8

New Brighton, MN 55112

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Calyxt, Inc.

Notice of 2018 Annual Meeting of Stockholders

600 County Road D West, Suite 8, New Brighton, MN 55112

Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2018, 10:00 AM (CDT)

Federico Tripodi and Bryan Corkal, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Calyxt, Inc. to be held on May 24, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Proposals on the reverse side of this Proxy Card.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors of Calyxt, Inc. recommends a vote FOR all the nominees listed.

1.	To elect 5 directors for a term of one year and until their successors have been elected and qualified.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - André Choulika	☐	☐	02 - Laurent Arthaud	☐	☐	03 - Philippe Dumont	☐	☐
	04 - Alain Godard	☐	☐	05 - Anna Ewa Kozicz-Stankiewicz	☐	☐

The Board of Directors of Calyxt, Inc. recommends a vote FOR the following proposal:
		For	Against	Abstain
2.	Ratification of the expected appointment by the audit committee of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2018, subject to approval by the shareholders of Cellectis S. A. (“Cellectis”) at the Cellectis annual general meeting of the appointment by Cellectis of Ernst & Young LLP as independent registered accounting firm for Cellectis and its subsidiaries.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, write in the full corporate or partnership name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

⬛		1 U P X	+
02TH2G

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Calyxt, Inc.

Notice of 2018 Annual Meeting of Stockholders

600 County Road D West, Suite 8, New Brighton, MN 55112

Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2018, 10:00 AM (CDT)

Federico Tripodi and Bryan Corkal, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Calyxt, Inc. to be held on May 24, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Proposals on the reverse side of this Proxy Card.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)